MTBC Announces Closing of $1.6 million of Additional Non-convertible Series A Cumulative Redeemable Perpetual Preferred Stock Offering

SOMERSET, N.J., July 13, 2016 (GLOBE NEWSWIRE) — MTBC (Nasdaq: MTBC), a leading provider of proprietary, web-based electronic health records, practice management and mHealth solutions, announced the closing of its oversubscribed public offering of 63,040 additional shares of its non-convertible 11% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) at a price of $25.00 per share, with net proceeds of $1.4 million, after deducting underwriting discounts, commissions, and other offering expenses.

“We’re gratified that our offering was oversubscribed and appreciate the confidence in MTBC demonstrated by our investors,” said Stephen Snyder, MTBC President. He added, “We look forward to continuing to execute on our growth strategy as we invest the offering proceeds in new business development and acquisition initiatives.”

Dividends on the Series A Preferred Stock are payable in cash monthly on a cumulative basis, as and if declared by the Company’s board of directors, at the rate of 11% per annum of the $25.00 per share liquidation preference. The terms of the Series A Preferred Stock and use of proceeds are described in more detail in the Prospectus.

The securities were offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission and declared effective May 9, 2016. MTBC’s Series A Preferred Stock was first sold to the public on November 4, 2015 and trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.” Boenning & Scattergood, Inc. acted as lead book-running manager for the offering and Chardan Capital Markets, LLC served as financial advisor to the Company.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein or any other securities, nor shall there be any sale of these notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Medical Transcription Billing, Corp.

Medical Transcription Billing, Corp. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

Follow MTBC on TWITTER, LINKEDIN and FACEBOOK.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “when,”“ “if,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “might,” “would,” “consider”, “see,” “think,” or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

PCG Advisory Group

Christine J. Petraglia

Managing Director

Christine@pcgadvisory.com

(646) 731-9817

Media Contact:

PCG Advisory Group

Sean Leous

Chief Communications Officer

sleous@pcgadvisory.com

(646) 863-8998

Company Contact:

Bill Korn,

Chief Financial Officer

MTBC

bkorn@mtbc.com

(732) 873-5133